Exhibit 3.72
EXHIBIT “A”
LSI TITLE COMPANY
AMENDED AND RESTATED BYLAWS
Effective January 23, 2006
ARTICLE I
OFFICES
Section 1. Registered Office. The registered office shall be in the State of California.
Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1. Time and Place of Meetings. All meetings of the shareholders shall be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2. Annual Meetings. Annual meetings of shareholders shall be held on the first Tuesday of April, if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the shareholders entitled to vote thereat shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
Section 3. Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by statute or provided by the Articles of Incorporation or these bylaws, may be called by the President or the Board of Directors or by the holders of at least 10% of all shares entitled to vote at the meeting. Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.
Section 4. Notice. Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 calendar days (20 days in the case of a meeting to approve a plan of merger or exchange) nor more than 60 days before the

LSI Title Company
Amended and Restated Bylaws
January 23, 2006
date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or its address as it appears on the share transfer records of the Corporation, with postage prepaid.
Section 5. Quorum. A quorum shall be present at a meeting of shareholders if the holder or holders of a majority of the shares entitled to vote are present in person, represented by duly authorized representative in the case of a corporation or other legal entity or represented by proxy, unless otherwise provided in the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation or these bylaws, once a quorum is present at a duly constituted meeting of shareholders, the shareholders present or represented at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder present or represented shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation or these bylaws, the shareholders entitled to vote and present or represented at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be conducted which might have been conducted at the meeting as originally notified.
Section 6. Voting. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares is required by statute, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation or these bylaws. Unless otherwise provided in the Articles of Incorporation of these bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.
Section 7. Method of Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series or as otherwise provided by statute. A shareholder may vote in person, by duly authorized representative in the case of a corporation or other legal entity or by proxy executed in writing by the shareholder or by his or its duly authorized attorney-in-fact. Each proxy shall be filed with the Secretary of the Corporation prior to the time of the meeting.
Section 8. Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if

LSI Title Company
Amended and Restated Bylaws
January 23, 2006
a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.
ARTICLE III
DIRECTORS
Section 1. Responsibilities. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.
Section 2. Number; Term. The number of initial directors shall be no less than one (1) and no greater than three (3). The number of directors shall be fixed from time to time by the Board of Directors or by the shareholders at the annual or a special meeting. No decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 below. At each annual meeting, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting. Unless removed in accordance with the Articles of Incorporation or this Section, each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be residents of the State of California or shareholders of the Corporation. At any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holder or holders of a majority of the shares then entitled to vote at an election of directors.
Section 3. Vacancies; Increases. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by election at an annual or special meeting of shareholders called for that purpose, by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director. Each director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.
Section 4. Place of meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of California.

LSI Title Company
Amended and Restated Bylaws
January 23, 2006
Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice.
Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of by the President and shall be called by the Secretary on the written request of at least two directors. Written notice specifying the time and place of special meetings shall be given to each director at least three days before the date of the meeting. Such notice may, but need not, specify the purpose or purposes of the meeting.
Section 7. Quorum; Majority Vote. At all meetings, a majority of the number of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business unless a greater number is specifically required by statute or provided in the Articles of Incorporation or these bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by statute or provided in the Articles of Incorporation or these bylaws, in which case the express provision shall control. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 8. Minutes. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.
Section 9. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members, at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Articles of Incorporation or these bylaws, shall have and may exercise all of the authority of the Board of Directors, except as otherwise provided by statute. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Section 10. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Such minutes shall be place in the minute book of the Corporation.
Section 11. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent

LSI Title Company
Amended and Restated Bylaws
January 23, 2006
in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.
ARTICLE IV
NOTICES
Section 1. Method. Whenever by statute, the Articles of Incorporation, these bylaws or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director at the last address known by the Corporation for such director or shareholder at the address appearing on the share transfer records of the Corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail.
Section 2. Waiver. Whenever by statute, the Articles of Incorporation or these bylaws, any notice is required to be given to a director or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
ARTICLE V
OFFICERS
Section 1. Number. The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect such other officers as they deem necessary or desirable, including a Chairman of the Board, a Treasurer, a Controller and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers. All officers of the Corporation shall hold office at the pleasure of the Board of Directors. The same person may, at the discretion of the Board of Directors, hold any two or more offices.

LSI Title Company
Amended and Restated Bylaws
January 23, 2006
Section 2. Appointed Officers. The President may appoint such other officers and agents as he shall deem necessary or desirable who shall hold their offices for such terms as the President shall determine.
Section 3. Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.
Section 4. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.
Section 5. Duties. The officers of the Corporation, whether elected or appointed, shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by resolution of the Board of Directors regardless of whether such authority and duties are customarily incident to such office.
ARTICLE VI
CERTIFICATE OF STOCK
     Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the President or the Vice President, and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including he heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the California General Corporation Law, as the same exists or may hereafter be amended. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be

LSI Title Company
Amended and Restated Bylaws
January 23, 2006
paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding, to the maximum extent permitted under California law, as the same exists or may hereafter be amended. The right to indemnification under this Article shall be a contract right. In the event of the death of any person having a right of indemnification under this Article, such right will inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights under this Article will not be exclusive of any other right which any person may have or hereinafter acquire under any statute, bylaw, resolution of shareholders of directors, agreement or otherwise.
ARTICLE VIII
GENERAL PROVISIONS
     Section 1. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate
     Section 2. Fiscal Year. The fiscal year of the Corporations shall be fixed by resolution of the Board of Directors.
     Section 3. Telephone and Similar Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the shareholders, members of the Board of Directors or members of any committee of the Board of Directors may participate in and hold a meeting of such shareholders, the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meting is not lawfully called or convened.
     Section 4. Distributions and Share Dividends. Subject to statute and any provision of the Articles of Incorporation, distributions in the form of cash or property or share dividends may be declared by the Board of Directors at any regular or special meeting.
     Section 5. Amendment of Bylaws. Unless otherwise provided by law, the Articles of Incorporation or these bylaws, these bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the shareholders or the Board of Directors, subject to the shareholders providing in amending, repealing or adopting a particular bylaw that it may not be amended or repealed by the Board of Directors.